UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Ethan A. Danial

Mojdeh L. Khaghan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 19, 2023, Ocean Capital LLC (“Ocean Capital”) issued the following press release, copies of which are filed herewith as Exhibit 1 in its original English version and in Spanish. Additionally, on January 19, 2023, Ocean Capital posted its press release on its Twitter page, https://twitter.com/OceanCapLLC, and its LinkedIn page, https://www.linkedin.com/company/oceancapital-llc. Screenshots of such social media posts are attached herewith as Exhibit 2 and Exhibit 3, respectively.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Puerto Rico Residents Tax-Free Fund, Inc. (the “Fund”):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its upcoming 2022 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

 Exhibit 1

Ocean Capital Exposes Latest Entrenchment Tactics Being Utilized by UBS Puerto Rico Bond Funds’ Boards of Directors

Believes that Funds’ Eleventh-Hour Motion Was Filed to Prevent a Fair and Lawful Shareholder Vote for Ocean Capital’s Director Candidates at PRITF VI and TFF I

Highlights that Ocean Capital’s Highly Qualified Director Candidates – José Izquierdo II and Brent D. Rosenthal – Were Elected by PRITF VI Shareholders by a 7-2 Margin Based on a Preliminary Vote Tally Provided by Broadridge

Exposes Apparent Intimidation Tactics Being Utilized by the Funds’ Boards to Coerce Shareholders into Voting for Incumbent Directors

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Ocean Capital LLC, a significant shareholder of numerous Puerto Rico closed-end bond funds managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico, today issued the following letter to shareholders of the funds.

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January 19, 2023

Fellow Shareholders,

As many of you are aware, Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”) is a significant shareholder of numerous Puerto Rico closed-end bond funds that are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”). We have nominated independent director candidates to the Boards of Directors (collectively, the “Boards”) at several funds within the UBS family of Puerto Rico closed-end bond funds (the “Funds”) because shareholders have been forced to endure poor corporate governance and financial losses for far too long.1

Today, we are writing to make you aware of what we believe to be the latest – and perhaps most concerning – entrenchment tactics being utilized by the Boards in response to our efforts to facilitate boardroom change over the last 18 months:

1.	Filing a motion to expand their federal lawsuit to include TFF I as a new (ninth) plaintiff Fund and filing that motion the day before the latest adjournments of the TFF I and PRITF VI annual meetings, in what we believe is an effort to avoid yet another shareholder vote that would likely see Ocean Capital’s nominees elected to the Boards of the two Funds.

2.	Attempting to coerce certain shareholders to vote in favor of the incumbent directors at the Funds’ upcoming annual meetings in exchange for a dismissal of the Funds’ seemingly meritless lawsuit against these shareholders for expressing their view that the Board of one Fund should consider an alternative value-enhancing strategy after years of financial underperformance.

[1]	Specifically, the Funds with respect to which Ocean Capital has made nominations so far include Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc., Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc., Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc., Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc., Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc. (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”), and Tax Free Fund for Puerto Rico Residents, Inc. (“TFF I”).

WE BELIEVE THE BOARDS HAVE REPEATEDLY USED LEGAL ACTION TO PREVENT OR DELAY FAIR AND LAWFUL SHAREHOLDER VOTES FOR OCEAN CAPITAL’S DIRECTOR CANDIDATES

On December 14, 2022 – the day before the Funds were to hold their respective annual meetings after dozens of adjournments for lack of quorum – the Funds filed a motion to amend their lawsuit against Ocean Capital to include TFF I as a new plaintiff Fund.2 This was no coincidence.

In the days leading up to the reconvening of their 2022 and 2021 annual meetings, respectively, on December 15, 2022, TFF I and PRITF VI were very close to reaching quorum for their meetings, according to preliminary vote tallies made available to both sides by Broadridge. Reaching quorum would have allowed the Funds’ shareholders to elect Ocean Capital’s nominees. In fact, PRITF VI did reach quorum when its 2021 annual meeting was reconvened on December 15, 2022, and Ocean Capital’s nominees each appear to have won by more than five million votes, or a 7-2 margin, based on the Broadridge-issued preliminary vote tally. It was only after preliminary vote totals suggested that TFF I and PRITF VI might achieve quorum and finally hold an actual vote for directors that the Funds filed their motion to amend their federal lawsuit.

This is not the first time the Funds have employed this type of entrenchment tactic to preserve the incumbent directors in the face of shareholder-driven change. When this lawsuit was first filed in February 2022, the Funds were in much the same situation. As PRITF I approached quorum for its 2021 annual meeting, which had been adjourned three times already, eight of the Funds, including PRITF I, suddenly sued Ocean Capital and numerous shareholders on the basis of what we view as baseless allegations related to our proxy materials dating back to July 2021.

Given the last-minute nature of the Funds’ latest filing and the fact that we were set to (and did) reach quorum for PRITF I, we believe the litigation represents another desperate attempt by the Funds to delay the inevitable and to obstruct shareholder rights. In fact, according to preliminary vote tallies provided by Broadridge, our nominees each received the affirmative votes of more than 3 million PRITF I shares – three times the votes for either of the UBS-backed incumbents. Yet, Ocean Capital’s nominees have still not been seated as directors at PRITF I over 10 months after shareholders voted for our candidates.

WE BELIEVE THE BOARDS HAVE USED APPARENT INTIMIDATION TACTICS TO COERCE CERTAIN SHAREHOLDERS INTO VOTING FOR INCUMBENT DIRECTORS

Ocean Capital has also recently been made aware of an apparent “settlement offer” extended to a pair of shareholders and co-defendants who were sued by the Funds in their lawsuit — ostensibly because these shareholders had signed a May 2021 letter (the “Shareholder Letter”), which asked the board of directors of PRITF IV to merely consider an alternative value-creation investment strategy after years of financial underperformance. PRITF IV’s incumbent directors refused and, together with seven (and now eight) other Funds managed or co-managed by UBS, sued the signatories to the Shareholder Letter simply because these investors had the audacity to suggest a different strategic path.

UBS and the Funds have now “offered” to dismiss their lawsuit against these investors in exchange for (a) voting in favor of the incumbent directors at the upcoming annual meetings of the Funds in which they are invested, (b) assisting the Funds in prosecuting their lawsuit against Ocean Capital and other shareholders, and (c) extending to the Funds, their directors and affiliates broad releases from any and all liabilities. To make matters worse for the investors, the offered dismissal of the lawsuit is “without-prejudice,” meaning that the Funds can return to court and sue these investors again should the Funds, for example, feel dissatisfied with the shareholders’ assistance.

[2]	Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. et al. v. Ocean Capital LLC et al., No. 22-cv-01101 (D.P.R.)

We find it extremely troubling from a corporate governance perspective that the settlement terms require these shareholders, who in our view were unjustly dragged into litigation to begin with, to vote in favor of the incumbent directors at upcoming annual meetings in exchange for a dismissal of the meritless lawsuit filed by the Funds. It has also come to our attention that the Funds’ coercive settlement offer would require these shareholders to provide details about any private interactions they have had with Ocean Capital.

We are appalled that UBS and the Boards continue to trample shareholders’ rights and waste significant sums of investors’ capital on these repeated entrenchment tactics. In our view, the Funds’ latest litigation tactics and terms of the supposed “settlement offer” underscore what we have known all along: the self-interested incumbents need to be replaced with highly qualified, independent and ethical directors who are not beholden to UBS. Ocean Capital remains committed to faciliating change at the Funds on behalf of all shareholders, no matter how long it takes and how much it costs.

Sincerely,

W. Heath Hawk

Ocean Capital LLC

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VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

SIGN UP FOR UPDATES RELATED TO OUR CAMPAIGNS AT THE UBS-MANAGED FUNDS AT WWW.IMPROVEUBSPRFUNDS.COM.

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Certain Information Concerning the Participants

To the Shareholders of Each of the Funds:

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each of the Funds for its upcoming annual meeting of shareholders. All shareholders of each Fund are advised to read the applicable definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card for each Fund, any amendments or supplements thereto, and other relevant documents filed by the Participants with the SEC are available at no charge on the SEC’s website at http://www.sec.gov.

Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

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Ocean Capital desenmascara las últimas tácticas de atrincheramiento utilizadas por las juntas directivas de los fondos de inversión UBS Puerto Rico

Sospecha que los fondos presentaron una moción de última hora para evitar una votación justa y legal de los candidatos a directores de Ocean Capital para las juntas directivas de los fondos PRITF VI y TFF I

Destaca que los candidatos altamente calificados de Ocean Capital, José Izquierdo II y Brent D. Rosenthal, fueron elegidos por los accionistas del fondo PRITF VI por un margen de 7-2 según el conteo preliminar de votos preliminares realizado por Broadridge

Ocean Capital expone tácticas aparentes de intimidación que utilizan las juntas directivas de los fondos para obligar a los accionistas a votar por los directores actuales

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Ocean Capital LLC, un accionista significativo de numerosos fondos cerrados de bonos de Puerto Rico que son administrados o coadministrados por una filial de UBS Financial Services Incorporated de Puerto Rico, emitió hoy la siguiente carta para los accionistas de los fondos.

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19 de enero de 2023

Estimados accionistas,

Como muchos de ustedes saben, Ocean Capital LLC (colectivamente con sus afiliadas, “Ocean Capital” o “nosotros”) es un accionista importante de numerosos fondos cerrados de bonos de Puerto Rico que son administrados o coadministrados por una filial de UBS Financial Services Incorporated de Puerto Rico (“UBS”). Hemos nominado candidatos independientes para las Juntas Directivas (colectivamente, las “Juntas”) en varios de los fondos cerrados de bonos de Puerto Rico dentro de la familia UBS (los “Fondos”) porque los accionistas se han visto obligados a tolerar durante demasiado tiempo pérdidas financieras y una gerencia corporativa deficiente.1

Hoy, le escribimos para informarle sobre lo que creemos que son las tácticas de atrincheramiento más recientes, y quizás las más preocupantes, utilizadas por las juntas directivas actuales en respuesta a nuestros esfuerzos de los últimos 18 meses para facilitar el cambio en la sala de juntas:

1.	Presentar una moción para ampliar su demanda federal para incluir al fondo TFF I como un nuevo (noveno) fondo demandante y hacerlo justo el día antes de que cierren los trabajos de las reuniones anuales de los fondos TFF I y PRITF VI, en lo que creemos que es un esfuerzo por evitar otra votación de los accionistas que probablemente vería a los candidatos de Ocean Capital elegidos para las juntas de ambos fondos.

2.	Intentar coaccionar a ciertos accionistas para que voten a favor de los directores actuales en las próximas reuniones anuales de los fondos a cambio de que se desestime por falta de méritos la demanda de los Fondos contra estos accionistas por expresar su opinión y decir que de que la junta directiva de un Fondo debería considerar una estrategia alternativa para mejorar los valores tras años de bajo rendimiento financiero.

[1]	Específicamente, los Fondos con respecto a los cuales Ocean Capital ha hecho nominaciones hasta el momento incluyen el Fondo de Renta Fija Libre de Impuestos para Residentes de Puerto Rico, Inc., Fondo de Renta Fija Libre de Impuestos II para Residentes de Puerto Rico, Inc., Fondo de Renta Fija Libre de Impuestos Fondo III para Residentes de Puerto Rico, Inc., Fondo de Renta Fija Libre de Impuestos IV para Residentes de Puerto Rico, Inc., Fondo de Renta Fija Libre de Impuestos V para Residentes de Puerto Rico, Inc., Fondo Libre de Impuestos para Residentes de Puerto Rico, Inc. (“PRITF I”), Fondo Libre de Impuestos para Residentes de Puerto Rico IV, Inc. (“PRITF IV”), Fondo Libre de Impuestos para Residentes de Puerto Rico VI, Inc. (“PRITF VI”) y Fondo Libre de Impuestos para Puerto Rico Residentes, Inc. (“TFF I”).

CREEMOS QUE LAS JUNTAS HAN UTILIZADO REPETIDAMENTE ACCIONES LEGALES PARA EVITAR O RETRASAR VOTOS QUE LOS ACCIONISTAS VOTEN POR LOS CANDIDATOS A DIRECTORES DE OCEAN CAPITAL

El 14 de diciembre de 2022, el día antes de que los Fondos celebraran sus respectivas reuniones anuales después de docenas de aplazamientos por falta de quórum, los Fondos presentaron una moción para enmendar su demanda contra Ocean Capital para incluir el fondo TFF I como un nuevo Fondo demandante2. Esto no fue una coincidencia.

En los días previos a la reanudación de sus reuniones anuales de 2022 y 2021, respectivamente, el 15 de diciembre de 2022, los Fondos TFF I y PRITF VI estuvieron muy cerca de alcanzar el quórum necesario para sus reuniones, según los recuentos preliminares de votos puestos a disposición de ambas partes por Broadridge. Alcanzar el quórum hubiera permitido a los accionistas de los Fondos elegir a los candidatos de Ocean Capital. De hecho, el Fondo PRITF VI alcanzó el quórum cuando se volvió a convocar su reunión anual de 2021 el 15 de diciembre de 2022, en la que cada uno de los nominados de Ocean Capital parece haber ganado por más de cinco millones de votos, o un margen de 7-2, según el informe preliminar de conteo de votos emitido por Broadridge. Fue solo después de que los totales preliminares de la votación sugirieron que los Fondos TFF I y PRITF VI iban a lograr el quórum, para poder finalmente realizar una votación real por los directores, que los Fondos presentaron su moción para enmendar la demanda.

Esta no es la primera vez que los Fondos emplean este tipo de táctica de atrincheramiento para preservar a los directores actuales frente al cambio impulsado por los accionistas. Cuando esta demanda se presentó por primera vez en febrero de 2022, los Fondos se encontraban en la misma situación. A medida que el Fondo PRITF I se acercaba al quórum necesario para su reunión anual de 2021, que ya se había aplazado tres veces, ocho de los Fondos, incluido el Fondo PRITF I, demandaron repentinamente a Ocean Capital y a numerosos accionistas fundamentados en lo que consideramos acusaciones sin fundamento relacionadas con nuestros materiales de votación fechados en julio de 2021.

Dada la naturaleza de última hora de la última reclamación de los Fondos en su demanda y dado el hecho de que estábamos listos para alcanzar (y lo hicimos) el quórum necesario en el Fondo PRITF I, creemos que el litigio representa otro intento desesperado por parte de los Fondos para retrasar lo inevitable y obstruir los derechos de los accionistas. De hecho, según los recuentos de votos preliminares proporcionados por Broadridge, cada uno de nuestros nominados recibió los votos afirmativos de más de 3 millones de accionistas del Fondo PRITF I, tres veces los votos de cualquiera de los directores actuales respaldados por UBS. Sin embargo, los nominados de Ocean Capital todavía no han sido nombrados directores en en propiedad en el Fondo PRITF I, esto más de 10 meses después de que los accionistas votaran por nuestros candidatos.

CREEMOS QUE LAS JUNTAS DIRECTIVAS HAN UTILIZADO LO QUE APARENTAN TÁCTICAS DE INTIMIDACIÓN PARA OBLIGAR A CIERTOS ACCIONISTAS A VOTAR POR DIRECTORES INCUMBENTES

Ocean Capital también se enteró recientemente de una aparente “oferta de acuerdo” extendida a un par de accionistas y codemandados que fueron demandados por los Fondos en su demanda, aparentemente porque estos accionistas habían firmado una carta en mayo de 2021 (la “Carta del accionista ”), que simplemente solicitó a la junta directiva del Fondo PRITF IV que considerara una estrategia alternativa de inversión para aumentar el valor después de años de bajo rendimiento financiero. Los directores titulares del Fondo PRITF IV se negaron y, junto con otros siete (y ahora ocho) Fondos administrados o coadministrados por UBS, demandaron a los fimantes de la Carta del accionista simplemente porque estos tuvieron la audacia de sugerir un camino estratégico distinto.

UBS y los Fondos han “ofrecido” ahora desestimar su demanda contra estos accionistas a cambio de que (a) voten a favor de los directores actuales en las próximas reuniones anuales de los Fondos en los que han invertido, (b) que ayuden a los Fondos en su demanda contra Ocean Capital y otros accionistas, y (c) que extiendan a los Fondos, sus directores y afiliados relevos amplios de toda responsabilidad. Para empeorar las cosas para los accionistas, la desestimación de la demanda que han ofrecido es “sin perjuicio”, lo que significa que los Fondos pueden volver a los tribunales y demandarlos otra vez si los Fondos, por ejemplo, no se sienten satisfechos con la asistencia brindada por los accionistas.

[2]	Fondo de Renta Fija Libre de Impuestos para Residentes de Puerto Rico, Inc. et al. v. Ocean Capital LLC y otros, No. 22-cv-01101 (D.P.R.)

Nos parece extremadamente preocupante desde una perspectiva de gobernanza corporativa que los términos de ese acuerdo requieran que estos accionistas, quienes para empezar, en nuestra opinión, fueron arrastrados injustamente a un litigio, voten a favor de los directores actuales en las próximas reuniones anuales a cambio de desistir de la demanda presentada por los Fondos. También ha llegado a nuestra atención que la oferta de negociación de los Fondos requeriría que estos accionistas ofrezcan detalles sobre cualquier interacción privada que hayan tenido con Ocean Capital.

Estamos consternados de que UBS y las juntas directivas actuales sigan pisoteando los derechos de los accionistas y desperdicien sumas significativas del dinero de estos en estas tácticas de atrincheramiento. En nuestra opinión, las últimas estrategias usadas en la demanda como parte del litigio de los Fondos y los términos de la supuesta “oferta de transacción” subrayan lo que hemos sabido todo el tiempo: los directrores actuales deben ser reemplazados por directores altamente calificados, independientes y éticos que no estén en deuda con UBS. Ocean Capital mantiene su compromiso de facilitar el cambio en los Fondos en nombre de todos los accionistas, sin importar cuánto tiempo tome ni cuánto cueste.

Sinceramente,

W. Heath Hawk

Ocean Capital LLC

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VOTE HOY “POR” LOS CANDIDATOS A DIRECTORES ALTAMENTE CALIFICADOS DE OCEAN CAPITAL EN LA TARJETA DE VOTACIÓN AZUL.

SI USTED ES UN ASESOR DE FONDOS CON CLIENTES QUE DESEAN EJERCER SU DERECHOA UN CAMBIO VOTANDO EN LA TARJETA DE VOTACIÓN AZUL, POR FAVOR CONTACTE A NUESTRO ABOGADO CONSULTOR SOBRE PROCESOS DE VOTACIÓN, MORROW SODALI, AL (203) 658-9400 O (800) 662-5200, O VÍA E -CORREO A OCEAN@INVESTOR.MORROWSODALI.COM

REGÍSTRESE PARA RECIBIR ACTUALIZACIONES RELACIONADAS CON NUESTRAS CAMPAÑAS DE VOTACIÓN PARA LOS FONDOS GESTIONADOS POR UBS EN WWW.IMPROVEUBSPRFUNDS.COM

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Cierta información pertinente sobre los participantes

Para los accionistas de cada uno de los Fondos:

Ocean Capital y los demás participantes en su solicitud (colectivamente, los “Participantes”) han presentado ante la Comisión federal de Acciones y Valores (“SEC”, por sus siglas en inglés) una papeleta AZUL definitiva y el formulario correspondiente para ser utilizado en relación con la solicitud de votos a los accionistas de cada uno de los Fondos para su próxima reunión anual. Se recomienda a todos los accionistas de cada Fondo que lean la tarjeta de votación definitiva aplicable, cualquier enmienda o suplemento a la misma y otros documentos relacionados con la solicitud de votos por parte de los Participantes, ya que contienen información importante, incluida información adicional relacionada con los Participantes y su relación directa o intereses indirectos, por tenencia de valores o de otro modo. La declaración de representación definitiva y la tarjeta de votación AZUL adjunta para cada Fondo, cualquier enmienda o complemento a la misma y otros documentos relevantes presentados por los Participantes ante la SEC están disponibles sin cargo en el siguiente enlace de la SEC: http://www.sec.gov

Contactos

Para Inversionistas:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

Para prensa:

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

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Exhibit 2

Exhibit 3